Exhibit 99.1

Dear Valued Shareholders,

Given continued disruptions of COVID-19 (COVID) throughout the global economy and commercial real estate, we want to provide you with an update on the performance and net asset value (NAV) of Black Creek Diversified Property Fund (DPF) during this unprecedented time. Stay-at-home orders and forced business closures have been in place for over eight weeks across the country. That said, re-openings are starting to occur and there are signs that government stimulus has started to reach businesses and individuals, including many of our tenants.

The effects on commercial real estate have varied dramatically across product types and markets, with certain segments impacted more significantly than others.  While not immune to the pandemic, our assets are not experiencing nearly the same level of valuation declines seen within harder hit sectors that we are not invested in such as hospitality, gaming, student housing, senior housing and shopping malls, nor do we have any investments in real estate securities.

Against this backdrop, for the month ending April 30, 2020, DPF’s total return was 0.25% comprised of a monthly distribution of $0.03125 per share, which is equivalent to an annualized yield of 4.99%1, and an NAV per share decline of $0.02 to $7.51.  This results in a trailing one-year total return of 7.92% and a 6.73% annualized return since NAV inception with less volatility than stock or bond markets2.

A primary driver of April’s NAV decline was the tapering of near-term market rent growth projections within some of our office assets, resulting from the economic uncertainty created by COVID.  This is in addition to other COVID related projected cash flow adjustments associated with rent deferment, credit loss and longer lease-up time frames previously reflected in our March 31st NAV.  Reflecting market changes as they unfold is critical to determining our NAV and we believe it is prudent to provide investors with timely and transparent information regarding these changes, particularly in times like these.

Responsible for overseeing the valuation of over $500 billion of institutional real estate throughout the U.S., our third-party valuation firm, Altus Group (Altus), provides monthly valuations for each of our properties.  The rent growth modifications were based on updates from Altus based on their scale and experience within the commercial real estate marketplace and were also supported by our own expectations.

While our valuations have been adjusted in light of COVID, our portfolio remains 93% leased with a weighted average lease term of 5.1 years3, average annual contractual rent escalations of 2.26%3 and an abundance of quality tenants with strong operating histories that are well diversified by industry – all of which we believe creates stability and resiliency.

We are pleased to report that 88% of April gross rent payable has been received to date, which is better than the projections assumed within our March 31 NAV.  More specifically, we have received 94%, 93% and 97% of April gross rents payable for our office, industrial and multifamily properties, respectively.  April collections within our retail portfolio are at 78% in light of many stay-at-home orders and/or safer-at-home guidelines put in place. With less than 10% of our total portfolio considered as non-essential retail, our sector diversification and balance sheet strength, we are well positioned to weather these short-term cash flow disruptions. Further, based on rent received to date, total May collections are anticipated to be in line with April collections, which has already been factored into our NAV. Given our otherwise strong tenant base as evidenced by over a 99% collection rate pre-COVID, we are working with many tenants who could not make April rent payments due to COVID in order to formalize repayment plans over the course of 2021.

With an experienced senior management team in place who has worked through the last few major economic downturns, we have conviction in our ability to navigate this crisis with discipline.  DPF’s balance sheet remains strong at 32% leverage4, with healthy liquidity levels including $143M of cash on hand5, that provide us with the ability to not only weather the storm, but also pursue select investment opportunities as they arise.  Although transaction volume has slowed over the last two months, as one of the largest acquirers of U.S. real estate exiting the Great Financial Crisis, we continue to evaluate new investment opportunities with an emphasis on stabilized multifamily and industrial properties and a heightened focus on underlying tenancy, credit and durability of income.  For example, DPF was recently awarded the opportunity to acquire a $61M class A industrial distribution center in Atlanta, GA with a newly executed lease to a nationally recognized, creditworthy tenant for seven years.  This transaction, which we anticipate closing in the second quarter, fits squarely within our broader investment strategy and we believe to be a great investment, especially in the current environment6.

The economic situation resulting from the COVID pandemic is evolving daily and we are constantly evaluating the effect on our portfolio.  We remain confident in our investment strategy, management team, property investments and underlying tenant base and believe DPF is well-positioned for success as we navigate through the pandemic.  Most of all, we appreciate the trust you have placed in DPF during these turbulent times.

Forward-Looking Statements

This letter includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding DPF’s ability to successfully navigate through the current economic uncertainty, the resiliency of commercial real estate, DPF’s ability to acquire additional high quality real estate assets, DPF’s ability to continue to collect rent at current levels and to collect any rent abatements over time, the ability of tenants to obtain relief through government stimulus programs and/or insurance and the ability of our advisor’s asset management teams to successfully manage our properties and restructure leases, if necessary. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of COVID-19 on our financial condition and results of operations being more significant than expected, the negative impact of COVID-19 on our tenants being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective tenants, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our tenants’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of DPF’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

1        Represents annualized distribution rate for Class I shares. Annualized distribution rate for Class S shares is 4.14%, for class T shares is 4.14%, for class D shares is 4.74% and for Class E shares is 4.99%. Reflects the current month’s distribution annualized and divided by the prior month’s NAV. The amount of distributions DPF may make is uncertain and is not guaranteed.

2       Total returns presented are based on the historical NAV and distributions per share of Class I shares. Performance varies by share class. During the same April 2020 monthly period, Class S shares (without sales load) returned 0.18%, Class S shares (with sales load) returned -3.21%, Class T shares (without sales load) returned 0.18%, Class T shares (with sales load) returned -3.21%, Class D shares returned 0.23%, and Class E shares returned 0.25%. During the same trailing one-year period, Class S shares (without sales load) returned 7.01%, Class S shares (with sales load) returned 3.39%, Class T shares (without sales load) returned 7.01%, Class T shares (with sales load) returned 3.39%, Class D shares returned 7.65%, and Class E shares returned 7.92%. During the same since NAV inception period, Class S shares (without sales load) returned 5.74% annualized, Class S shares (with sales load) returned 5.32% annualized, Class T shares (without sales load) returned 5.74% annualized, Class T shares (with sales load) returned 5.32% annualized, Class D shares returned 6.30% annualized, and Class E shares returned 6.79% annualized.

The historical returns since “NAV inception” show share performance since September 30, 2012, which is when DPF first sold Class A, W and I shares after converting to an NAV REIT on July 12, 2012. Subsequently, as a result of a share restructuring effective as of September 1, 2017, DPF’s outstanding Class A, W and I shares changed to Class T, Class D and a new version of Class I shares, respectively. DPF also created a new Class S share, with the same NAV per share and class-specific expenses as Class T shares. Accordingly, the presented returns of Class T and Class S shares reflect the performance of Class A shares since NAV inception through the restructuring date; the return of Class D shares shown reflects the performance of Class W shares since NAV inception through the restructuring date; and the return of the new version of Class I shares reflects the performance of the prior Class I shares since NAV inception through the restructuring date. In connection with the restructuring, DPF also revised its fee structure with its advisor and dealer manager and its NAV methodology, which will affect returns going forward. Please see DPF’s definitive proxy statement filed with the Securities and Exchange Commission on June 7, 2017, for more information about the fee changes and our pro forma estimates of how those fee changes would have affected returns on DPF shares in the years 2013-2016. Investors in DPF’s fixed price offerings prior to NAV inception on 09/30/12 are likely to have a lower return. Since NAV inception returns are annualized utilizing a compounding method consistent with the IPA Practice Guideline 2018.

The returns have been prepared using unaudited data and valuations of the underlying investments in DPF’s portfolio, which are estimates of fair value and form the basis for DPF’s NAV. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated on any given day.

Measured by standard deviation for the common time period since NAV inception beginning September 30, 2012.  Standard deviation is a measurement of the variability (volatility) of a security, derived from the security’s total returns. The higher the standard deviation, the greater the potential for volatility. DPF: 1.71%; Stocks measured by the S&P 500: 12.94%; Bonds measured by the Barclays Aggregate Bond Index: 3.07%.

3         Amount excludes our multi-family properties as the majority of leases at such properties expire within 12 months.

4        Calculated as outstanding principal balance of our property-level and corporate-level debt less cash and cash equivalents, divided by the fair value of our real property and debt-related investments (determined in accordance with our valuation procedures). Amounts represent balances as of April 30, 2020.

5         Amount represents cash and cash equivalents on hand as of April 30, 2020.

6         There can be no assurance that we will complete the acquisition of the property under contract.